Exhibit 99.1

SPIRIT REALTY CAPITAL ISSUES $674,400,000 IN NET-LEASE MORTGAGE NOTES

THROUGH SPIRIT MASTER FUNDING SECURITIZATION PROGRAM

DALLAS, Texas, December 14, 2017 /PRNewswire/ – Spirit Realty Capital, Inc. (“Spirit”) announced today that Spirit Realty L.P., a wholly owned direct subsidiary of Spirit, completed the issuance of $674,400,000 of notes comprised of $542,400,000 aggregate principal amount of net-lease mortgage notes Series 2017-1, Class A (the “Class A Notes”) and $132,000,000 aggregate principal amount of net-lease mortgage notes Series 2017-1, Class B (the “Class B Notes”) through its Spirit Master Funding securitization program. The Class A Notes bear an interest rate of 4.36% and the Class B Notes bear an interest rate of 6.35%.

Spirit intends to use the proceeds from the sale of the notes for general corporate purposes, including repayment of borrowings under its revolving line of credit and unsecured term loan and for the payment of fees and expenses related to the offering.

The Class A Notes and Class B Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration.